SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011 (January 24, 2011)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2011, Michael Callen, Executive Chairman and a named executive officer of Ambac Financial Group, Inc. (the “Company”), notified the Board of Directors of the Company (the “AFG Board”) that, effective as of January 31, 2011, he would be resigning as Executive Chairman of the Company. The Governance Committee of the AFG Board appointed Mr. Callen as the Non-Executive Chairman of the AFG Board, effective as of February 1, 2011. The Governance Committee approved an annual retainer fee of $150,000 for Mr. Callen for serving as Non-Executive Chairman in addition to the annual Board retainer fee of $90,000 and meeting fees received by all directors.

On January 24, 2011, the Compensation Committee of the AFG Board approved the payment by Ambac Assurance Corporation (“Ambac Assurance”) of cash bonuses (listed below) to the Company’s Chief Executive Officer, Chief Financial Officer and named executive officers, which bonuses were awarded by the Compensation Committee of the Board of Directors of Ambac Assurance for their performance in 2010 for work performed for Ambac Assurance.

Bonuses for 2010

Name	Title	2010 Cash Bonus Amount

David W. Wallis	Chief Executive Officer	$351,750
Kevin J. Doyle	Senior Vice President and General Counsel	$215,000
David Trick	Senior Managing Director and Chief Financial Officer	$191,250

Mr. Callen did not receive a bonus for 2010. None of the Company’s executive officers received an increase in his or her base salary for 2011.

In addition, the Compensation Committee of the AFG Board approved Ambac Assurance’s entering into retention agreements for three of the Company’s executive officers: its Chief Executive Officer, the General Counsel and the Chief Financial Officer, which were approved by the Compensation Committee of the Board of Directors of Ambac Assurance. These retention agreements provide for four quarterly cash retention payments to be made by Ambac Assurance to such officers. In order for the executive to keep a quarterly retention payment, he must remain an executive officer of Ambac Assurance on the applicable Retention Date, unless terminated by Ambac Assurance without cause.

The retention payment schedule is as follows:

Payment Date	Retention Date
January 31, 2011	April 27, 2011
April 28, 2011	July 27, 2011
July 28, 2011	October 27, 2011
October 28, 2011	January 27, 2012

If the executive ceases to be an officer of Ambac Assurance due to (i) a termination by Ambac Assurance for cause or (ii) a termination by the executive for any reason following a Payment Date but prior to the corresponding Retention Date, the executive is required to return to Ambac Assurance the retention payment that was paid on the last occurring Payment Date prior to the date the executive’s employment terminates within thirty (30) days following the date that the executive’s employment terminates. Listed below are the total 2011 retention amounts and 2011 quarterly retention payments for the Chief Executive Officer, the General Counsel and the Chief Financial Officer.

2011 Retention Payments

Name	Title	Total Retention Amount	Quarterly Retention Amount

David W. Wallis	Chief Executive Officer	$460,000	$115,000
Kevin J. Doyle	Senior Vice President and General Counsel	$250,000	$62,500
David Trick	Senior Managing Director Chief Financial Officer	$220,000	$55,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: January 28, 2011
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel